EXHIBIT 3.13
                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION


         Intermodal Transportation of America Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

         1. A resolution setting forth the following amendment to Article I of the corporation's Certificate of Incorporation was duly adopted by the corporation's Board of Directors by the unanimous written consent of its members, filed with the minutes of the Board, in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware:

         "The name of this corporation is BN Geothermal Inc."

         2. In lieu of a meeting of the stockholders, unanimous written consent has been given for the adoption of said amendment in accordance with the applicable provisions of Section 228 and Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, Intermodal Transportation of America Inc. has caused this Certificate to be signed and attested by its duly authorized officers this 11th day of September, 1985.

                     INTERMODAL TRANSPORTATION OF AMERICA INC.



                     By /s/ Gregory J. Terry
                       -----------------------------------
                          Gregory J. Terry, Vice President

ATTEST:

/s/ James W. Becker
- ------------------------------
James W. Becker, Secretary






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                         CERTIFICATE OF INCORPORATION
                                      OF
                   Intermodal Transportation of America Inc.
                                                    * * * * *


                  1.  The name of the corporation is
                Intermodal Transportation of America Inc.

                  2. The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                  3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                  4. The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000) and the par value of each of such shares is One Dollars ($1.00) amounting in the aggregate to One Thousand Dollars ($1,000.00).

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                  5. The name and mailing address of each incorporator is as follows:

                  NAME                                    MAILING ADDRESS

                  D. A. Hampton                      100 West Tenth Street
                                                     Wilmington, Delaware 19801

                  S. M. Chapman                      100 West Tenth Street,
                                                     Wilmington, Delaware 19801

                  S. K. Zimmerman                    100 West Tenth Street,
                                                     Wilmington, Delaware 19801



                  6.  The corporation is to have perpetual existence.

                  7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

                  To make, alter or repeal the by-laws of the corporation.

                  To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

                  To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

                  By a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may

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replace any absent or disqualified member at any meeting of the committee. The by-laws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in the by-laws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution or by-laws, expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

                  When and as authorized by the stockholders in accordance with statute, to sell, lease or exchange all or substantially all of the property and assets of the corporation,

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including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

                  8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

                  Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

                  9. Cumulative voting is expressly prohibited. At each election of directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote. No shareholder shall be entitled to cumulate his votes by giving one candidate as many votes as the number of each directors multiplied by his shares shall equal, or by distributing such votes on the same principle among any number of such candidates.

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                  10. No holder of any stock of the Corporation shall be
entitled as a matter of right to purchase or subscribe for any portion of any stock of the Corporation authorized by these Articles or of any additional stock of any class to be issued by reason of any increase in the authorized stock of the Corporation, or of any bonds, certificates of indebtedness, debentures, warrants, options or other securities convertible into any class of stock of the Corporation, but any stock authorized by these Articles or any such additional authorized issue of any stock or securities convertible into any stock may be issued and disposed of by the Board of Directors to such persons, firms, corporations or associations for such consideration and upon such terms and in such manner as the Board of Directors may in its discretion determine without offering any thereof on the same terms or on any terms to the shareholders then of record or to any class of shareholders, provided only that such issuance may not be inconsistent with any provision of law or with any other of the provisions of these Articles.

                  11. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                  WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware,

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do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 27th day of January, 1984.



                               /s/ D. A. Hampton
                              --------------------------------------------
                               D. A. Hampton

                               /s/ S. M. Chapman
                              ---------------------------------------------
                               S. M. Chapman

                               /s/ S. K. Zimmerman
                              ---------------------------------------------
                               S. K. Zimmerman